EXHIBIT 10-5

Ninth Amendment to THE MEAD CORPORATION RESTRICTED STOCK PLAN

  WHEREAS, The Mead Corporation maintains The Mead Corporation Restricted Stock Plan (the "Plan") and has previously amended the Plan;

  WHEREAS, further amendment of the Plan is now deemed to be desirable;

  NOW, THEREFORE, the Plan be, and it hereby is, amended as follows:

1. Effective August 25, 2001, the first sentence of Article I, Section 5(c) of the Plan is amended to read, in its entirety, as follows:

  "Notwithstanding any other provision of the Plan, immediately prior to the occurrence of a 'Change in Control', all of the restrictions set forth in this Section 5 shall immediately cease to apply to all Restricted Shares issued pursuant to the Plan."

EXECUTED at Dayton, Ohio this 25th day of January, 2002.

THE MEAD CORPORATION

By: /s/ JEROME F. TATAR

Its President:

ATTEST:

/s/ DAVID L. SANTEZ

Assistant Secretary